Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Bank of the Carolinas Corporation

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the to the Registration Statement on Form S-1 of Bank of the Carolinas Corporation (the “Company”) of our report dated March 26, 2014, except for the restatement included in the 10-K/A dated October 14, 2014, with respect to the 2013 and 2012 consolidated financial statements of the Company.

We also consent to the reference to our firm under the caption “Experts” in Amendment No. 1 to the Post-Effective Amendment to the Registration Statement.

/s/ Turlington and Company, L.L.P.

Lexington, North Carolina

May 18, 2015